As filed with the Securities and Exchange Commission on ____________, 2011.   Registration No. 333-_____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AT&T INC.
(Exact name of registrant as specified in its charter)

Delaware	43-1301883
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

208 S. Akard Street, Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

AT&T Savings Plan
AT&T Savings and Security Plan
AT&T Long Term Savings and Security Plan
AT&T Retirement Savings Plan
AT&T Puerto Rico Savings Plan
AT&T Puerto Rico Retirement Savings Plan
AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan
BellSouth Savings and Security Plan
(Full title of the plans)

Name, address and telephone number of agent for service:	Please send copies of all communications to:
Ann E. Meuleman	Wayne Wirtz
Senior Vice President and Secretary	Associate General Counsel
AT&T Inc.	AT&T Inc.
208 S. Akard, 32nd Floor	208 S. Akard, 30th Floor
Dallas, Texas 75202	Dallas, Texas 75202
(210) 821-4105	(210) 821-4105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):
Large accelerated filer  X    Accelerated filer      Non-accelerated filer       Smaller Reporting Company ___

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	100,000,000	$27.89 (1)	$2,789,000,000 (1)	$323,803

(1)
The price per share was calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933 for purposes of calculating the registration fee.  The fee was computed based on 100,000,000 shares (using the average of the high and low price of the stock on March 18, 2011).

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend.  No additional registration fee is required.  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

EXPLANATORY NOTE

This Registration Statement registers an additional 100,000,000 shares of AT&T Inc. common stock to be issued under the AT&T Savings Plan, the AT&T Savings and Security Plan, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings Plan, the AT&T Puerto Rico Savings Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, and the BellSouth Savings and Security Plan (the "Plans").  Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 relating to the Plans (File No. 333-162472  filed on October 14, 2009) (the "Prior Registration Statement") are hereby incorporated by reference in this Registration Statement. The Prior Registration Statement is currently effective and this Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number	Description of Exhibits

5	Validity opinion of Wayne Watts, Esq.
23-a	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23-b	Consent of Wayne Watts, Esq. (contained in opinion filed as Exhibit 5)
24	Powers of Attorney of Officers and Directors

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 25th day of March  2011.

AT&T INC.

By:           /s/  Richard G. Lindner
Richard G. Lindner
Senior Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Principal Executive Officer:	Randall L. Stephenson * Chairman of the Board, Chief Executive Officer and President
Principal Financial and Accounting Officer:	Senior Executive Vice President and Chief Financial Officer

By: /s/ Richard G. Lindner Richard G. Lindner, as attorney-in-fact for Mr. Stephenson, the Directors, and on his own behalf as Principal Financial and Accounting Officer

March 25, 2011

DIRECTORS:

Gilbert F. Amelio *	Lynn M. Martin *
Reuben V. Anderson *	John B. McCoy *
James H. Blanchard *	Matthew K. Rose*
Jaime Chico Pardo *	Laura D’Andrea Tyson *
James P. Kelly *	Patricia P. Upton *
Jon C. Madonna *

*  By power of attorney

The Plans.  Pursuant to the requirements of the Securities Act of 1933, the Administrator for the Plans set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 24th day of March 2011.

AT&T Savings Plan
AT&T Savings and Security Plan
AT&T Long Term Savings and Security Plan
AT&T Retirement Savings Plan
AT&T Puerto Rico Savings Plan
AT&T of Puerto Rico Inc. Long Term Savings
and Security Plan
BellSouth Savings and Security Plan
AT&T Puerto Rico Retirement Savings Plan
By:  AT&T Services, Inc., Plan Administrator

By:           /s/  Michael P. Coffey
Michael P. Coffey
Senior Vice President - Compensation, Benefits and Policy

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

5	Validity opinion of Wayne Watts, Esq.
23-a	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23-b	Consent of Wayne Watts, Esq. (contained in opinion filed as Exhibit 5)
24	Powers of Attorney of Officers and Directors